Exhibit 99.1

4WARD RESOURCES, INC.

FINANCIAL STATEMENTS

JULY 31, 2016 AND 2015

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mr. Michael Ward

4 Ward Resources, Inc.

13707 Bluffgate

San Antonio TX. 78216

We have audited the accompanying financial statements of 4 Ward Resources, Inc (a Texas corporation), which comprise the balance sheets as of July 31, 2016 and July 31, 2015, and the related statements of operations and comprehensive loss, statements of stockholder’s deficit, and statements of cash flows for the year ended July 31, 2015 and the period from June 24, 2015 (inception) to July 31, 2015, and the related notes to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 4 Ward Resources, Inc as of July 31, 2016 and July 31, 2015, and the results of its operations and its cash flows for the year July 31, 2015 and the period from June 24, 2015 (inception) to July 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a net loss of $410,661 and had net cash used in operations of $27,925, for the year ended July 31, 2016. The Company also had an accumulated deficit and working capital deficit of $448,511 and $397,622 at that date. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, PA

Certified Public Accountants

Coconut Creek, Florida

November 18, 2016

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4WARD RESOURCES, INC.
Balance Sheets

	July 31, 2016	July 31, 2015

ASSETS

Current Assets
Cash and Cash Equivalents	$76,165	$-
Salary Advances	20,000	-
Prepaid Expenses	2,859	-
Total Current Assets	99,024	-

Property, Plant and Equipment, Net	86,219	-

Other Assets
Rental Security Deposit	6,920	-
Total Other Assets	6,920	-

Total Assets	$192,163	$-

LIABILITIES AND STOCKHOLDER'S (DEFICIT)

Current Liabilities
Loan Payable, Related Party	$50,000	$-
Accounts Payable	75,030	513
Accrued Salaries Payable, Related Party	303,750	33,750
Accrued Expenses Payable	67,866	-
Total Current Liabilities	496,646	34,263

Total Liabilities	496,646	34,263

Stockholder's Equity (Deficit)
Common Stock, $30 par value, 10,000 shares
authorized, 4,681.72 and 120.91 shares issued
and outstanding, respectively	144,079	3,627
Accumulated Deficit	(448,551)	(37,890)
Accumulated Other Comprehensive Loss	(11)	-
Total Stockholder's (Deficit)	(304,483)	(34,263)

Total Liabilities and Stockholder's (Deficit)	$192,163	$-

The accompanying notes are an integral part of these financial statements

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4WARD RESOURCES, INC.
Statements of Operations and Comprehensive Loss

	For the Year Ended July 31, 2016	From June 24, 2015 (Inception) to July 31, 2015

Revenues	$-	$-
Cost of Goods Sold	-	-
Gross Profit	-	-

Operating Expenses
General and Administrative	397,639	37,060
Professional Fees	12,155	750
Total Operating Expenses	409,794	37,810

Loss from Operations	(409,794)	(37,810)

Other Expense
Interest Expense	867	80
Total Other Expense	867	80

Loss before Income Taxes	(410,661)	(37,890)
Provision for Income Taxes	-	-

Net Loss	(410,661)	(37,890)

Other Comprehensive Loss
Foreign Currency Translation Adjustments	(11)	-
Total Comprehensive Loss	$(410,672)	$(37,890)

The accompanying notes are an integral part of these financial statements

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4WARD RESOURCES, INC.
Statements of Stockholder's Deficit

	Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholder's
	No. of Shares	Amount	Capital	(Deficit)	Loss	(Deficit)

Balance - June 24, 2015 (Inception)	-	$-	$-	$-	$-	$-
Common Shares issued in satisfaction of
loan payable, related party	120.91	3,627	-	-	-	3,627
Net Loss	-	-	-	(37,890)	-	(37,890)

Balance - July 31, 2015	120.91	$3,627	$-	$(37,890)	$-	$(34,263)
Common Shares issued in satisfaction of
loan payable, related party	4,681.72	140,452	-	-	-	140,452
Net Loss	-	-	-	(410,661)	-	(410,661)
Foreign Currency Translation
Adjustments	-	-	-	-	(11)	(11)

Balance - July 31, 2016	4,802.63	$144,079	$-	$(448,551)	$(11)	$(304,483)

The accompanying notes are an integral part of these financial statements

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4WARD RESOURCES, INC.
Statements of Cash Flows

	For the Year Ended July 31, 2016	From June 24, 2015 (Inception) to July 31, 2015

Cash Flows Used In Operating Activities:
Net Loss	$(410,661)	$(37,890)

Adjustments to Reconcile Net Income to Net Cash
Provided By /Used In Operating Activities:
Depreciation	132	-
Changes in
Salary Advances	(20,000)	-
Prepaid Expenses	(2,859)	-
Deposits - Rental Security	(6,920)	-
Accounts Payable	74,517	513
Accrued Expenses	616	-
Accrued Salaries - Related Parties	337,250	33,750

Net Cash Used In Operating Activities	(27,925)	(3,627)

Cash Flows Used In Investing Activities:
Acquisitions of Property and Equipment	(7,906)	-
Project Development Costs	(78,445)	-

Net Cash Used In Investing Activities	(86,351)	-

Cash Flows Provided By Financing Activities:
Loan from Related Parties	190,452	3,627

Net Cash Provided By Financing Activities	190,452	3,627

Effects of Changes in Foreign Currency Exchange	(11)	-

Net Increase in Cash	76,165	-

Cash at Beginning of Year	-	0

Cash at End of Year	$76,165	$-

Supplemental Disclosures of Cash Flow Information

Cash Payments for Interest	$867	$80

Cash Payments for Income Taxes	$-	$-

Supplemental Disclosures of Non-Cash Activities

Loan Payable Satisfied Through Issuance
of Common Stock	$140,452	$3,627

The accompanying notes are an integral part of these financial statements

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4WARD RESOURCES, INC.
Notes to the Financial Statements
July 31, 2016

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

4Ward Resources, Inc. (the "Company") is a Texas corporation incorporated on June 24, 2015. It is based in San Antonio, TX, USA, and the Company's fiscal year end is July 31.

The Company intends to develop an integrated natural gas project that includes stand-alone storage capacity in Mexico of 52 BCF (Billion Cubic Feet) in Phase 1 with eventual capacity of 786 BCF. This integrated pipeline and storage project is planned to be able to store gas for any entity making it an Open Access pipeline facility. The new transmission pipelines are expected to provide an additional 800/mm cf/day of natural gas into Mexico from the United States. Operating revenues will include natural gas transmission and storage fees.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Foreign Currency Translation and Re-measurement

The Company's functional and reporting currency is the U.S. Dollar while certain transactions will utilize Mexican Pesos. All transactions initiated in Mexican Pesos are translated into U.S. Dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)               Monetary assets and liabilities at the rate of exchange in effect at the balance sheet date.

ii)              Non-monetary assets and liabilities and equity at historical rates.

iii)            Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations are deferred until realization and are included as a separate component of stockholder’s equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income (loss) but reported as other comprehensive income or loss.

For foreign currency transactions, the Company translates these amounts to the Company's functional currency at the exchange rate effective on the invoice date. If the exchange rate changes between the time of purchase and the time actual payment is made, a foreign exchange transaction gain or loss results which is included in determining net income for the period. Other comprehensive losses were recorded during the year ended July 31, 2016.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

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Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $76,165 and $0 cash and cash equivalents at July 31, 2016 and 2015, respectively.

Accounts Receivable

The Company will evaluate the collectability of its accounts receivable on an on-going basis and write off the amount when it is considered to be uncollectible. The Company does not have allowance for doubtful accounts. As of July 31, 2016 and 2015, the Company had $0 in accounts receivable.

Financial Instruments

The Company follows ASC 820, "Fair Value Measurements and Disclosures", which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets) ; or model derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. At July 31, 2016 and 2015, the Company had no financial instruments.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company will evaluate the collectability of its accounts receivable on an on-going basis and request deposits whenever it is necessary. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

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Revenue Recognition

The Company plans to recognize revenue from the sale of products and services which will be recognized in accordance with ASC 605,"Revenue Recognition." The Company will recognize revenue only when all of the following criteria have been met regarding natural gas transmission and storage fees:

i)               Persuasive evidence for an agreement exists;

ii)              Service has been provided;

iii)            The fee is fixed or determinable; and,

iv)            Collectability is reasonably assured.

Property, Plant and Equipment

In accordance with ASC 360, “Property, Plant and Equipment” are the costs incurred to bring the assets into condition and location for intended use. The Company will own substantial fixed assets. The fixed assets will be carried at cost with depreciation provided using the straight line method over the assets’ estimated useful lives, which typically will range from three (3) to twenty-five (25) years.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation" prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Nonemployees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended July 31, 2016 and 2015.

Deferred Income Taxes and Valuation Allowance

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of July 31, 2016 and 2015.

Related Parties

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions. See Note 7.

Contingencies

The Company follows ASC 450-20, “Loss Contingencies”, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no loss or contingencies recorded as of July 31, 2016 and 2015.

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Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since and their potential effect on our financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

NOTE 3- GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a net loss of $410,661 and had net cash used in operations of $27,925 for the year ended July 31, 2016 and had an accumulated deficit and working capital deficit of $448,511 and $397,622 at that date. The Company has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan. If the Company is unable to obtain adequate capital, it could be forced to cease operations. These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses. However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company. In addition, profitability will ultimately depend upon the level of revenues received from business operations. However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at July 31, 2016 and 2015 is as follows:

	July 31,	July 31,
	2016	2015
Furniture and Fixtures	4,075	$-
Office Equipment	2,090	-
Computers and Related Equipment	1,741	-
US Project Development Costs	22,332	-
Mexican Project Development Costs	56,113	-
Total	86,351	-
Less: Accumulated Depreciation	132	-
	86,219	$-

Depreciation expense for the years ended July 31, 2016 and 2015 was $132 and $0, respectively.

NOTE 5-EQUITY

Authorized Stock

The Company has authorized 10,000 common shares with a par value of $30.00 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

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Common Shares

On July 31, 2015, the Company issued 120.91 common shares at $30.00 per share in satisfaction of $3,627 of loan payable to the CEO.

On October 31, 2015, the Company issued 376.10 common shares at $30.00 per share in satisfaction of $11,283 of loan payable to the CEO.

On January 31, 2016, the Company issued 482.25 common shares at $30.00 per share in satisfaction of $14,468 of loan payable to the CEO.

On April 30, 2016, the Company issued 519.69 common shares at $30.00 per share in satisfaction of $15,591 of loan payable to the CEO.

On July 31, 2016, the Company issued 3,303.68 common shares at $30.00 per share in satisfaction of $99,110 of loan payable to the CEO.

NOTE 6- PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes”. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in the United States.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	Year Ended July 31, 2016	June 24, 2015 (Inception) to July 31, 2015
Income tax expense at statutory rate	$(139,625)	$(12,882)
Valuation allowance	139,625	12,882
Income tax expense	$-	$-
Net deferred tax assets consist of the following components as of:
	July 31,	July 31,
	2016	2015
NOL Carryover	$152.507	$12,882
Valuation allowance	(152,507)	(12,882)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $448,551, which expire commencing in fiscal 2035, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

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NOTE 7-RELATED PARTY TRANSACTIONS

On July 31, 2015, the Company issued 120.91 common shares at $30.00 per share in satisfaction of $3,627 of loan payable to the CEO.

On October 31, 2015, the Company issued 376.10 common shares at $30.00 per share in satisfaction of $11,283 of loan payable to the CEO.

On January 31, 2016, the Company issued 482.25 common shares at $30.00 per share in satisfaction of $14,468 of loan payable to the CEO.

On April 30, 2016, the Company issued 519.69 common shares at $30.00 per share in satisfaction of $15,591 of loan payable to the CEO.

On July 31, 2016, the Company issued 3,303.68 common shares at $30.00 per share in satisfaction of $99,110 of loan payable to the CEO.

The CEO of the Company provided all the initial office furniture, office equipment and computer at an appraised value for which shares of common stock were issued. The shares were not only for Property, Plant and Equipment but also as consideration for funds provided which were utilized for other expenses.

NOTE 8- LEASE COMMITMENTS

Other than the office lease the Company has no commitments or contingencies as of July 31, 2016. The table below indicates the base rent for each period:

Period	Annualized Base Rent	Monthly Base Rent
July 1 2016 – July 31, 2016	N/A	$6,583
August 1, 2016 – June 30, 2017	$72,412	$6,583
July 1, 2017 – June 30, 2018	81,020	$6,757
July 1, 2018 – June 30, 2019	83,046	$6,920
Total	$236,478

Although no specific Common Area Maintenance charge is specified in the office lease, certain charges could be made which the Company estimates may equal $2,000 per month over the lease period.

Rental expense for the year ended July 31, 2016 and for the period ended July 31, 2015 were $6,583 and $0, respectively.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through to November 18, 2016, the date these financial statements were available to be issued. The Company did not identify any subsequent events that would require disclosure.

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